Exhibit 99.1
SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:
BPOP)
Popular, Inc. Announces Second Quarter 2026 Financial Results

FINANCIAL HIGHLIGHTS

($ in millions, except per share information)	Quarters ended
	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
EARNINGS
Net Income	$278	$246	$32	$210	$68
PER SHARE DATA
Basic EPS	$4.35	$3.78	$0.57	$3.09	$1.26
Diluted EPS	$4.35	$3.78	$0.57	$3.09	$1.26
Tangible Book Value / Share (non-GAAP)	$87.94	$84.98	$2.96	$75.41	$12.53
FINANCIAL CONDITION
Total Assets	$78,972	$76,131	$2,841	$76,065	$2,907
Loans Held in Portfolio	$39,750	$39,290	$460	$38,185	$1,565
Deposits	$70,233	$67,611	$2,622	$67,217	$3,016
Borrowings	$1,463	$1,120	$343	$1,414	$48
CREDIT QUALITY
Non-Performing Loans	$413	$458	$(45)	$312	$102
NPL Ratio	1.04%	1.17%	-13 bps	0.82%	22 bps
NCO Ratio	1.05%	0.61%	44 bps	0.45%	60 bps
ACL / Total Loans	1.97%	2.10%	-13 bps	2.02%	-5 bps
ACL / NPLs	190%	180%	10%	247%	(57)%
CAPITAL & LIQUIDITY
Common Equity Tier 1	16.08%	15.92%	16 bps	15.91%	17 bps
Tier 1 Risk-Based Capital	16.13%	15.98%	15 bps	15.96%	17 bps
Total Risk-Based Capital	17.85%	17.71%	14 bps	17.70%	15 bps
Tier 1 Leverage	8.57%	8.60%	-3 bps	8.51%	6 bps
Capital Returned to Shareholders	$174	$204	$(30)	$160	$14
FINANCIAL RATIOS
Net Interest Margin	3.66%	3.66%	0 bps	3.49%	17 bps
NIM (FTE)	4.17%	4.14%	3 bps	3.85%	32 bps
Total Deposit Costs	1.57%	1.56%	1 bps	1.78%	-21 bps
ROTCE (non-GAAP)	17.02%	15.46%	156 bps	13.26%	376 bps
ROA	1.41%	1.29%	12 bps	1.11%	30 bps
The financial information in this earnings release includes non-GAAP financial measures. These measures are intended to supplement, and should not be considered a substitute for, GAAP results. See the "Non-GAAP Financial Measures" section for additional information; and
Table R - Reconciliation to GAAP Financial Measures. All financial information in this release, including the accompanying tables, is unaudited.

CEO COMMENTARY
Javier D. Ferrer, President and Chief Executive Officer, said:
"We are pleased to report another solid quarter. Net income reached $278 million, 13% higher than the first quarter of this year and 32% higher than the same quarter a year ago. Our results reflect higher net interest income, solid fee generation, continued balance sheet growth, and strong capital generation. Our ROTCE improved to 17% from 15.5% in the previous quarter, as we remain focused on delivering sustainable, through-the-cycle shareholder returns."
"We continued to return capital to shareholders during the quarter, repurchasing $125 million of common stock, exhausting our previous $500 million authorization, and paying our quarterly dividend of $0.75 per share. We also announced additional capital actions, including a 20% increase in our quarterly dividend to $0.90 per share, subject to Board approval, and a new
$1.0 billion share repurchase authorization."
"At the same time, we continued to advance our strategic priorities – to be the number one bank for our customers, to be simple and efficient, and to be a top-performing bank. It is most rewarding to see how the organization has embraced our objectives. A growing number of initiatives are gaining traction simultaneously, and the pace of execution is accelerating."
"With the satisfaction of seeing Popular solid, united, and moving forward with a clear purpose and strategy, I'm announcing my retirement, effective August 31, 2026. As I begin this next chapter, I look forward to focusing on my health and spending meaningful time with my family and close friends."
"It has been an honor to serve Popular and work alongside a team so deeply committed to our clients, communities and shareholders. I am especially grateful to our employees for their support, trust and dedication throughout my years at
Popular. I am proud of what we have accomplished together and the momentum it creates for Popular’s future. I also want to thank Jorge for his partnership over the years. I know his leadership will guide Popular forward with strength, purpose and care."

EARNINGS HIGHLIGHTS

	Quarters ended
(Dollars in thousands)	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Net interest income	$693,419	$670,180	$23,239	$631,549	$61,870
Provision for credit losses	65,873	75,886	(10,013)	48,941	16,932
Net interest income after provision for credit losses	627,546	594,294	33,252	582,608	44,938
Non-Interest Income	180,545	165,626	14,919	168,477	12,068
Operating expenses	484,130	467,310	16,820	492,761	(8,631)
Income before income tax	323,961	292,610	31,351	258,324	65,637
Income tax expense	45,747	46,936	(1,189)	47,884	(2,137)
Net income	$278,214	$245,674	$32,540	$210,440	$67,774
Net income per common share-basic	$4.35	$3.78	$0.57	$3.09	$1.26
Net income per common share-diluted	$4.35	$3.78	$0.57	$3.09	$1.26
Significant Events
Leadership Transition
Popular announced today that Javier D. Ferrer will retire as President and Chief Executive Officer of the Corporation
effective August 31, 2026. Jorge J. García, Executive Vice President and Chief Financial Officer of the Corporation, will succeed Mr. Ferrer as President and Chief Executive Officer effective September 1, 2026. In connection with this appointment, Lidio V. Soriano, Executive Vice President and Chief Risk Officer, has been named Executive Vice President and Chief Financial Officer and Luis Sousa, Senior Vice President and head of the Credit Risk Management Division, has been named Executive Vice President and Chief Risk Officer, effective September 1, 2026.

Capital Actions
On July 23, 2026, the Corporation announced the following capital actions:
•an increase in the Corporation’s quarterly common stock dividend from $0.75 to $0.90 per share, commencing with the dividend payable in the fourth quarter of 2026, subject to the approval of the Corporation’s Board of Directors;
and
•a new common stock repurchase authorization of up to $1 billion.
The Corporation’s planned common stock repurchases may be executed in open market transactions, privately negotiated transactions, block trades or any other manner determined by the Corporation. The Corporation has repurchased approximately $280 million in common stock to date in 2026 and, as of June 30, 2026, had fully utilized the $500 million common stock repurchase authorization approved in 2025. The timing, quantity and price of the Corporation's common stock repurchases will be subject to various factors, including market conditions, the Corporation’s capital position, liquidity and financial performance, the capital impact of strategic initiatives and tax and regulatory considerations, including regulatory approvals for subsidiary dividends. The common stock repurchase authorization does not require the Corporation to acquire a specific dollar amount or number of shares and may be modified, suspended or terminated at any time without prior notice.

NET INTEREST INCOME (“NII”) AND NET INTEREST MARGIN (“NIM”)

(Dollars in thousands)	Quarters ended
Popular, Inc.	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Net interest income	$693,419	$670,180	$23,239	$631,549	$61,870
Net interest margin	3.66%	3.66%	—	3.49%	17 bps
Net interest margin FTE [1]	4.17%	4.14%	3 bps	3.85%	32 bps
Total deposit costs	1.57%	1.56%	1 bps	1.78%	-21 bps
Core deposit costs (ex. P.R. public deposits)	1.10%	1.09%	1 bps	1.15%	-5 bps
Loan yield FTE [1]	7.53%	7.53%	—	7.50%	3 bps
Money market and investment securities yield FTE [1]	3.69%	3.54%	15 bps	3.50%	19 bps
Banco Popular de Puerto Rico ("BPPR") Segment
Net interest income	$589,922	$567,947	$21,975	$538,475	$51,447
Net interest margin	3.85%	3.85%	—	3.68%	17 bps
Total deposit costs	1.32%	1.31%	1 bps	1.52%	-20 bps
Popular Bank ("PB" or "Popular US") Segment
Net interest income	$113,076	$111,707	$1,369	$102,195	$10,881
Net interest margin	3.17%	3.15%	2 bps	2.93%	24 bps
Total deposit costs	2.73%	2.69%	4 bps	2.95%	-22 bps
[1] Refer to non-GAAP measures section in this earnings release.
Popular, Inc. – Net interest income of $693 million increased $23 million, or 3.5%, from Q1 2026. The increase was primarily driven by higher income from investment securities, and by higher income on loans driven by commercial loan growth, as well as one additional day in the quarter. These were partially offset by higher interest expense on deposits, mainly due to higher average balances of P.R. public deposits, as well as commercial deposits at both banks. Average earning assets increased by $1.8 billion, driven by U.S. Treasury securities, which increased QoQ by $1.4 billion. Average interest-bearing deposits increased by $1.8 billion driven by P.R. public deposits which increased $1.1 billion when compared to Q1 2026 while non-interest bearing demand deposits increased by $167 million.
Net interest margin was unchanged at 3.66%. Deposit costs increased by one basis point to 1.57%. The additional day in the quarter represented $5 million in incremental income in Q2 2026.
NII fully taxable equivalent ("FTE") and NIM FTE (Non-GAAP)- NII FTE of $789 million increased $31 million, or 4.1%, from Q1 2026. NIM on a taxable equivalent basis expanded three basis points to 4.17%. Money market and investment securities yields FTE increased by 15 basis points, mainly driven by purchases and re-investment of maturities into higher yielding U.S. Treasury securities.
Interest income on a taxable equivalent basis includes interest income on U.S. Treasury securities, certain GNMA securities and certain loans in BPPR's portfolios, that are tax exempt in Puerto Rico.
Refer to tables D, E and F for more details on the components of NII and NIM on a taxable equivalent basis.

BPPR Segment – NII of $590 million increased $22 million, or 3.9%, from Q1 2026. Higher NII was driven by a $22 million or 10 basis points increase in money market and investment securities income, resulting from higher average balances and investment securities yields and a $9 million increase in loan income, mainly driven by higher average balances in the commercial, construction and mortgage portfolios. Higher interest expense on deposits of $9 million, mainly due to a $1.1 billion increase in average Puerto Rico public deposit balances and higher commercial deposits. NIM was stable at 3.85%.
Deposit costs increased by one basis point to 1.32%, including the costs of public deposits of 2.61% or five basis points lower than last quarter.
Popular Bank Segment – NII of $113 million increased $1 million, or 1.2%, from Q1 2026.  The increase was primarily driven by higher commercial loan income by $4 million and higher yields by seven basis points, attributable to the re-pricing of commercial loans and new originations carrying higher yields, as well as the impact of one additional day in the quarter, partially offset by higher interest expense on deposits by $2 million or six basis points attributable to higher costs of commercial deposits. NIM expanded by two basis points to 3.17%. Deposit costs increased by 4 basis points to 2.73%.

NON-INTEREST INCOME

	Quarters ended
(Dollars in thousands)	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Service charges on deposits	$39,037	$38,766	$271	$38,826	$211
Debit card fees	31,538	30,009	1,529	27,918	3,620
Credit card fees	34,783	32,000	2,783	32,502	2,281
Other fees	12,136	10,861	1,275	11,723	413
Banking fees	$117,494	$111,636	$5,858	$110,969	$6,525
Insurance fees	12,586	12,525	61	12,695	(109)
Brokerage and asset management fees	9,998	10,187	(189)	9,058	940
Trust fees	7,751	7,339	412	6,626	1,125
Asset management and insurance fees	$30,335	$30,051	$284	$28,379	$1,956
Mortgage banking activities	6,267	4,213	2,054	4,872	1,395
Other operating income	26,449	19,726	6,723	24,257	2,192
Non-interest income	$180,545	$165,626	$14,919	$168,477	$12,068
Non-interest income of $181 million increased $15 million or 8% from Q1 2026.
Key drivers: Banking fees increased $6 million to $117 million, driven by credit and debit card fees, which increased by $3 million and $2 million, respectively, supported by strong transaction activity and higher purchase volumes, including from commercial credit cards. Other operating income increased by $7 million to $26 million, mainly driven by higher income from investments accounted for under the equity method by $4 million, that benefited from an unrealized gain of $3 million in the valuation of an investment.
Refer to Table B for further details.

OPERATING EXPENSES

	Quarters ended
(Dollars in thousands)	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Salaries	$134,448	$134,813	$(365)	$132,752	$1,696
Commissions and incentives	39,911	34,903	5,008	40,551	(640)
Profit sharing	10,000	(1,203)	11,203	13,000	(3,000)
Pension, postretirement and other	44,672	47,556	(2,884)	43,052	1,620
Total personnel costs	$229,031	$216,069	$12,962	$229,355	$(324)
Technology and software	90,971	89,139	1,832	84,696	6,275
Professional fees	24,484	25,553	(1,069)	28,108	(3,624)
Business promotion	27,900	22,860	5,040	26,385	1,515
Transactional services	37,266	39,087	(1,821)	37,861	(595)
Net occupancy	27,764	27,299	465	29,140	(1,376)
Other operating expenses	46,714	47,303	(589)	57,216	(10,502)
Operating Expenses	$484,130	$467,310	$16,820	$492,761	$(8,631)
Total operating expenses of $484 million increased $17 million, or 3%, from Q1 2026.

Key drivers: Total personnel costs increased by $13 million, or 6%, primarily reflecting higher performance-based compensation, including approximately $10 million related to the employee profit-sharing plan and additional accruals for short-term incentive compensation by $5 million, both of which are tied to the Corporation’s financial performance. Full-time equivalent employees were 9,203 as of June 30, 2026, compared to 9,191 as of March 31, 2026.
Business promotion expenses increased $5 million driven by an increase in transaction activity in Q2 2026, tied to our credit card business rewards program and a benefit in Q1 2026 from the expiration of unclaimed customer rewards points.
For a breakdown of operating expenses by category in the consolidated statement of operations refer to Table B.

INCOME TAXES
For the second quarter of 2026, the Corporation recorded an income tax expense of $46 million, compared to $47 million for the previous quarter.
The Corporation's effective tax rate ("ETR") is impacted by the composition and source of its taxable income and tax credit activities. The ETR for the second quarter of 2026 was 14.1%, compared to 16.0% for the previous quarter, mainly driven by higher exempt income and the impact of other tax benefits, including the purchase of tax credits and income with preferential tax rates.

CREDIT QUALITY
Credit Quality Metrics

(Dollars in thousands)	Quarters ended
Popular, Inc.	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Provision for credit losses - loan portfolios	$65,154	$75,689	$(10,535)	$49,539	$15,615
Net charge-offs	104,053	60,023	44,030	42,202	61,851
ACL - loans held-in-portfolio	784,832	823,729	(38,897)	769,485	15,347
NCO Ratio	1.05%	0.61%	44 bps	0.45%	60 bps
NPL Ratio	1.04%	1.17%	-13 bps	0.82%	22 bps
Allowance / loans held-in-portfolio	1.97%	2.10%	-13 bps	2.02%	-5 bps
Non-performing assets	546,694	503,797	42,897	357,751	188,943
Non-performing loans held-in-portfolio	413,437	458,117	(44,680)	311,625	101,812
Non-performing loans held-for-sale	83,700	—	83,700	—	83,700
Other real estate owned (“OREO”)	49,557	45,680	3,877	46,126	3,431
Allowance / non-performing loans held-in-portfolio	190%	180%	10%	247%	(57)%

(Dollars in thousands)	Quarters ended
BPPR	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Provision for credit losses - loan portfolios	$61,738	$73,298	$(11,560)	$43,150	$18,588
Net charge-offs	101,688	58,990	42,698	40,164	61,524
Total non-performing loans held-in-portfolio	367,824	420,273	(52,449)	257,648	110,176
ACL - loans held-in-portfolio	692,287	732,235	(39,948)	679,249	13,038
NCO Ratio	1.46%	0.85%	61 bps	0.61%	85 bps
Allowance / loans held-in-portfolio	2.47%	2.65%	-18 bps	2.53%	-6 bps
Allowance / non-performing loans held-in-portfolio	188%	174%	14%	264%	(75)%

(Dollars in thousands)	Quarters ended
Popular U.S.	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Provision for credit losses (benefit) - loan portfolios	$3,416	$2,391	$1,025	$6,389	$(2,973)
Net charge-offs	2,365	1,033	1,332	2,038	327
Total non-performing loans held-in-portfolio	45,613	37,844	7,769	53,977	(8,364)
ACL - loans held-in-portfolio	92,545	91,494	1,051	90,236	2,309
NCO Ratio	0.08%	0.04%	4 bps	0.07%	1 bps
Allowance / loans held-in-portfolio	0.79%	0.79%	0 bps	0.79%	0 bps
Allowance / non-performing loans held-in-portfolio	203%	242%	(39)%	167%	36%
During the second quarter of 2026, the Corporation’s overall credit quality metrics remained stable. The quarter included the resolution of a significant commercial non-performing relationship, which resulted in a $71 million charge-off and the transfer of the remaining $84 million carrying amount to loans held-for-sale. Consumer credit performance continued to improve, supported by lower losses in the auto portfolio. Commercial NPL inflows increased during the quarter, driven by borrower-
specific issues that management does not view as indicative of broader credit deterioration.
Non-Performing Loans Held-in-Portfolio ("NPLs") and Net Charge Offs ("NCOs")
Total NPLs decreased $45 million to $413 million during Q2 2026. Excluding consumer loans, inflows of NPLs held-in-
portfolio increased $137 million in the second quarter of 2026. The ratio of NPLs to total loans held in the portfolio was
1.04% for the second quarter of 2026, compared to 1.17% for the previous quarter. NCO Ratio of 1.05% increased 44 basis points when compared to the previous quarter. Excluding the $71 million charge-off, the NCO Ratio was 0.33% for the quarter.
BPPR segment- NPLs decreased $52 million, primarily driven by a $47 million reduction in commercial NPLs. The decline reflects the resolution of a $155 million relationship, where our intent to sell resulted in a $71 million charge-off and the transfer of the remaining $84 million to loans held for sale (“LHFS”). The loan was subsequently sold on July 2, 2026. The decrease resulting from the reclassification of the loan previously mentioned was partially offset by the inflows to commercial
NPLs of two unrelated commercial and industrial relationships of $129 million in the aggregate. These inflows to commercial
NPLs stemmed from issues specific to the individual borrowers and are not indicative of a broader decline in portfolio credit quality or the industries in which the borrowers operate. Excluding consumer loans, BPPR segment NPL inflows increased
$123 million compared to the prior quarter.
NCOs increased $43 million, primarily reflecting the previously mentioned commercial credit resolution, partially offset by a
$10 million improvement in consumer NCOs, mostly due to lower losses in the auto portfolio. NCO Ratio of 1.46%, increased 61 basis points driven by the $71 million charge off during the quarter.
PB segment- NPLs increased $8 million, primarily driven by commercial NPLs. Excluding consumer loans, inflows to NPLs increased $14 million compared to the previous quarter. NCO Ratio of 0.08%, increased 4 basis points during the quarter.
Refer to table L for a breakdown of Non-Performing Assets.
Allowance for loan losses ("ACL")
The ACL as of June 30, 2026 amounted to $785 million, a decrease of $39 million when compared to the first quarter of
2026. The decline primarily reflects the resolution of the commercial non-performing credit moved to LHFS, improving consumer credit performance, and favorable portfolio and macroeconomic developments.
BPPR segment- The ACL decreased by $40 million compared to the previous quarter, mostly driven by a $22 million decrease in reserves for commercial loans. This decrease was primarily due to the transfer to LHFS of the $155 million NPL and related charge-off, as well as favorable changes in the credit quality of the portfolio and the macroeconomic scenario, partially offset by higher reserves associated with NPL inflows during the quarter and loan growth. Additionally, the ACL for consumer loans decreased by $12 million, primarily in the auto and credit card portfolios, reflecting improvements in credit quality.
PB segment- The ACL remained stable quarter-over-quarter at $93 million.
Provision for credit losses
Provision for loan losses of $65 million for the second quarter of 2026. The decrease of $10 million compared to the prior quarter was primarily driven by a lower provision expense in the BPPR segment by $12 million, reflecting improved credit quality in the consumer portfolio, higher recovery activity, and a more favorable macroeconomic outlook supporting the mortgage portfolio. These favorable trends were partially offset by higher reserve requirements associated with commercial
NPL inflows during the quarter.
Including the provision for unfunded loan commitments and the provision related to the Corporation’s investment portfolio, the provision for credit losses for the second quarter was $66 million.

BALANCE SHEET

	Quarters ended
(In thousands)	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-June-25
Cash and money market investments	$4,920,502	$5,040,621	$(120,119)	$6,741,417	$(1,820,915)
Investment securities	31,264,698	28,943,544	2,321,154	28,283,970	2,980,728
Loans	39,749,862	39,289,702	460,160	38,185,178	1,564,684
Total assets	78,972,300	76,131,018	2,841,282	76,065,090	2,907,210
Deposits	70,233,115	67,611,316	2,621,799	67,217,491	3,015,624
Borrowings	1,462,831	1,119,557	343,274	1,414,494	48,337
Total liabilities	72,539,295	69,819,932	2,719,363	70,111,072	2,428,223
Stockholders’ equity	6,433,005	6,311,086	121,919	5,954,018	478,987
Total assets- Total assets increased $2.8 billion from the first quarter of 2026, primarily driven by an increase of $2.3 billion in investment securities. Loans held-in-portfolio increased $460 million, mainly due to an increase of $300 million in the
BPPR segment across most portfolios and an increase of $160 million in the PB segment, primarily in commercial loans.
Loans held-for-sale ("LHFS") also increased $83 million, mainly due to the loan reclassified as LHFS during the quarter.
Total liabilities- Total liabilities increased $2.7 billion from the first quarter of 2026, mainly reflecting a $2.6 billion increase in deposits, including growth in P.R. public deposits of $3.0 billion, coupled with a $325 million increase in short-term borrowings due to higher FHLB advances at PB. This was partially offset by a $246 million decline in other liabilities, primarily from lower unsettled U.S. Treasury purchases outstanding at period end.
Stockholders’ equity- Stockholders' equity increased $122 million when compared to the first quarter of 2026, driven by
$278 million of net income and $35 million of amortization of unrealized losses on securities previously reclassified to held-
to- maturity ("HTM"), net of tax, and a favorable variance in foreign currency translation adjustments of $22 million from our investment in BHD. These increases were partially offset by $125 million of common share repurchases, $49 million in common and preferred dividends declared, and a $50 million increase in unrealized losses on available-for-sale ("AFS")
securities.

LOANS AND DEPOSITS BY CATEGORY

	Quarter ended 30-Jun-26
(Dollars in thousands)	BPPR	%	PB	%	POPULAR	%
Loans held-in-portfolio:
Commercial multi-family	$345,959	1%	$2,053,465	17%	$2,399,424	6%
Commercial real estate non-owner occupied	3,321,095	12%	2,299,780	20%	5,620,875	14%
Commercial real estate owner occupied	1,156,681	4%	2,100,021	18%	3,256,702	8%
Commercial and industrial	6,163,068	22%	2,611,016	22%	8,774,084	22%
Construction	425,850	2%	1,306,225	11%	1,732,075	4%
Mortgage	7,529,550	27%	1,250,784	11%	8,780,334	22%
Leasing	1,968,035	7%	—	—%	1,968,035	5%
Consumer:
Credit cards	1,238,010	4%	(13)	—%	1,237,997	3%
Home equity lines of credit	1,852	—%	83,505	1%	85,357	—%
Personal	1,896,019	7%	56,706	—%	1,952,725	5%
Auto	3,766,648	13%	—	—%	3,766,648	10%
Other	164,069	1%	11,537	—%	175,606	1%
Total loans held-in-portfolio	$27,976,836	100%	$11,773,026	100%	$39,749,862	100%
The Corporation maintained a diversified loan portfolio at June 30, 2026 with approximately 70% of loan balances in its main market of Puerto Rico and 54% of our consolidated loan portfolio consisting of real estate-related loans, including residential mortgage loans, construction loans, commercial multi-family, and commercial loans secured by commercial real estate.

	Quarter ended 30-Jun-26
(Dollars in thousands)	BPPR	%	PB [2]	%	POPULAR	%
Non-public deposits:
Demand deposits	$13,851,038	24%	$1,428,006	12%	$15,085,454	21%
Savings, NOW and money market deposits (non- brokered)	17,368,199	30%	6,159,751	52%	23,376,410	33%
Savings, NOW and money market deposits (brokered)	79,505	—%	—	—%	79,505	—%
Time deposits (non-brokered)	4,666,304	8%	3,469,908	29%	8,113,712	12%
Time deposits (brokered CDs)	—	—%	873,116	7%	873,116	1%
Total Non-public deposits:	35,965,046	61%	11,930,781	100%	47,528,197
P.R public deposits:
Demand Deposits [1]	11,438,732	19%	—	—%	11,438,732	16%
Savings, NOW and money market deposits (non-brokered)	10,347,936	18%	—	—%	10,347,936	15%
Time deposits (non-brokered)	918,250	2%	—	—%	918,250	1%
Total P.R. public deposits	22,704,918	39%	—	—%	22,704,918	32%
Total deposits	$58,669,964	100%	$11,930,781	100%	$70,233,115	100%
[1] Includes interest bearing demand deposits.
[2] PB deposits include intercompany deposits, which are eliminated at the consolidated level.
Total deposits were $70.2 billion as of the end of Q2 2026, reflecting a diversified funding base across retail, commercial and public sector.
P.R. public deposits stood at $22.7 billion representing 32% of total deposits. We expect P.R. public deposits to be in the range of $20-22 billion for the rest of the year.

CAPITAL POSITION

	Quarters ended
(In thousands)	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25
Capital Position
Common equity per share	$100.38	$97.27	$3.11	$87.31	$13.07
Tangible common book value per common share (non-GAAP) [1]	$87.94	$84.98	$2.96	$75.41	$12.53
Tangible common book value to tangible assets (non-GAAP) [1]	7.18%	7.29%	-11 bps	6.81%	37 bps
Return on average tangible common equity before adjusting for the impact of unrealized (gains) losses on AFS securities including those transferred to HTM (non-GAAP) [1]	20.12%	18.18%	194 bps	14.38%	574 bps
ROTCE (non-GAAP) [1]	17.02%	15.46%	156 bps	13.26%	376 bps
Regulatory Capital
Common Equity Tier 1 capital	16.08%	15.92%	16 bps	15.91%	17 bps
Tier 1 capital	16.13%	15.98%	15 bps	15.96%	17 bps
Total capital	17.85%	17.71%	14 bps	17.70%	15 bps
Tier 1 leverage	8.57%	8.60%	-3 bps	8.51%	6 bps
[1] Refer to Table R for the reconciliation to most comparable GAAP measures.
The Corporation's Common Equity Tier 1 capital ratio was 16.08% at June 30, 2026, higher by 16 basis points when compared to Q1 2026, which was primarily driven by higher income. Tangible common book value per common share increased to $87.94, driven by net income partially offset by capital return activity. Common equity per share increased to
$100.38.
Refer to Table A for capital ratios and Table R for a reconciliation of the non-GAAP financial measures presented above to the most comparable GAAP financial measures.
Capital Actions – During the quarter and six months ended June 30, 2026, Popular repurchased 833,369 shares of common stock for $125 million at an average price of $150.36 per share and 1,988,767 shares of common stock for $280 million at an average price of $141.04 per share, respectively. Common stock repurchases and dividends on preferred and common stock combined, represented capital returned to shareholders of $174 million during the quarter and $378 million for the six months ended June 30, 2026.
ROTCE (non-GAAP) – Return on average tangible common equity, adjusted to add-back unrealized (gains) losses on AFS securities, including those transferred to HTM (as so adjusted, "ROTCE"), improved to 17.02% in Q2 2026, up from 15.46%

in Q1 2026. We believe that adding back the impact of unrealized (gains) losses on AFS securities including those transferred to HTM to the denominator provides meaningful information about the Corporation’s return on capital.

2026 FULL YEAR OUTLOOK

Metric	Original FY 2026 Guidance	Updated Guidance	Commentary
Net Interest Income	5%-7% increase for the year	8% - 9% increase for the year	Driven by higher volume of P.R. deposits
Non-Interest Income	$160 million-$165 million per quarter	$165 million - $170 million per quarter	Driven by increase in credit and debit card activity
NCOs	55 bps-70 bps annualized	65 bps - 80 bps annualized	Due to YTD commercial charge-offs and NPL inflows
Operating Expenses	3% increase for the year	2% - 3% increase for the year	Guidance includes profit sharing expense
Effective Tax Rate	15%-17% for the year	14% - 15% for the year	Driven by higher exempt income
Loan Growth	3%-4% for the year	Low-end of the guidance range	Driven by consumer loan activity in P.R. and C&I loan sold in Q3 2026

NON-GAAP FINANCIAL MEASURES
This press release contains financial information prepared under accounting principles generally accepted in the United
States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it determines that these measures provide more meaningful information of the underlying performance of the ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies. Below are the non-GAAP measures used in this earnings release:
•NII on a fully taxable equivalent (“FTE”) basis – Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.
NII FTE is presented with its different components in Tables D and E for the quarter ended June 30, 2026 and F for the year to date ended June 30, 2026.
•Tangible common equity – The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Return on average tangible common equity is also a measure commonly used by banks and analysts to measure the return on that tangible common equity. We present return on average tangible common equity with and without the impact of unrealized (gains) losses on AFS securities including those transferred to HTM in the denominator because we believe that adding back the impact of unrealized (gains) losses on AFS securities including those transferred to
HTM to the denominator provides meaningful information about the Corporation’s return on capital. Unless otherwise indicated, references to “ROTCE” in this press release means return on average tangible common equity as adjusted to add back unrealized (gains) losses on AFS securities, including those transferred to HTM. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.  Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.
•Adjusted Net Income – Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. There were no adjustments to net income for the quarter ended June 30, 2026 or March 31 2026.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform
Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives, outlook and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, the receipt of necessary regulatory approvals, including for dividends by the Corporation’s subsidiaries, and the timing of those regulatory approvals,  new regulatory requirements or accounting standards on the
Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, our ability to execute capital actions, including with respect to share repurchases and dividends, the imposition of additional or special FDIC assessments, or increases thereto, the occurrence of any cyber-security event, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,”
“project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,”
“may” or similar expressions, are generally intended to identify forward-looking statements.
More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarter ended March 31, 2026 and our Form 10-Q for the quarter ended June 30, 2026 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

ABOUT POPULAR, INC.
Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s
principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British
Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

CONFERENCE CALL
Popular will hold a conference call to discuss its financial results today, Wednesday, July 23, 2026 at 11:00 a.m. Eastern
Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the
Corporation’s website: www.popular.com.
Following the live webcast, a replay will be archived in the investor relations section of Popular’s website.

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.
Financial Supplement to Second Quarter 2026 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Six months ended
	30-Jun-26	31-Mar-26	30-Jun-25	30-Jun-26	30-Jun-25
Basic EPS	$4.35	$3.78	$3.09	$8.13	$5.64
Diluted EPS	$4.35	$3.78	$3.09	$8.13	$5.64
Average common shares outstanding	63,880,929	64,818,440	68,050,361	64,347,094	68,661,851
Average common shares outstanding - assuming dilution	63,915,634	64,877,543	68,079,649	64,381,799	68,687,659
Common shares outstanding at end of period	63,866,681	64,654,788	67,937,468	63,866,681	67,937,468
Market value per common share	$164.18	$134.17	$110.21	$164.18	$110.21
Market capitalization - (In millions)	$10,486	$8,675	$7,487	$10,486	$7,487
Return on average assets	1.41%	1.29%	1.11%	1.35%	1.04%
Return on average common equity	15.18%	13.76%	11.77%	14.48%	10.93%
Net interest margin (non-taxable equivalent basis)	3.66%	3.66%	3.49%	3.67%	3.45%
Net interest margin (taxable equivalent basis) -non-GAAP	4.17%	4.14%	3.85%	4.16%	3.80%
Common equity per share	$100.38	$97.27	$87.31	$100.38	$87.31
Tangible common book value per common share (non-GAAP) [1]	$87.94	$84.98	$75.41	$87.94	$75.41
Tangible common equity to tangible assets (non-GAAP) [1]	7.18%	7.29%	6.81%	7.18%	6.81%
Return on average tangible common equity [1]	17.02%	15.46%	13.26%	17.02%	12.32%
Tier 1 capital	16.13%	15.98%	15.96%	16.13%	15.96%
Total capital	17.85%	17.71%	17.70%	17.85%	17.70%
Tier 1 leverage	8.57%	8.60%	8.51%	8.57%	8.51%
Common Equity Tier 1 capital	16.08%	15.92%	15.91%	16.08%	15.91%
[1]Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.
Financial Supplement to Second Quarter 2026 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)

	Quarters ended		Variance Quarter ended		Variance	Six months ended
(In thousands, except per share information)	30-Jun-26	31-Mar-26	Δ vs 31-Mar-26	30-Jun-25	Δ vs 30-Jun-25	30-Jun-26	30-Jun-25
Interest income:
Loans	$714,266	$702,149	$12,117	$684,587	$29,679	$1,416,415	$1,351,260
Money market investments	47,021	44,240	2,781	69,532	(22,511)	91,261	139,698
Investment securities	220,352	200,827	19,525	189,753	30,599	421,179	369,912
Total interest income	981,639	947,216	34,423	943,872	37,767	1,928,855	1,860,870
Interest expense:
Deposits	271,254	259,418	11,836	295,058	(23,804)	530,672	592,921
Short-term borrowings	5,172	5,703	(531)	5,300	(128)	10,875	6,726
Long-term debt	11,794	11,915	(121)	11,965	(171)	23,709	24,077
Total interest expense	288,220	277,036	11,184	312,323	(24,103)	565,256	623,724
Net interest income	693,419	670,180	23,239	631,549	61,870	1,363,599	1,237,146
Provision for credit losses	65,873	75,886	(10,013)	48,941	16,932	141,759	113,022
Net interest income after provision for credit losses	627,546	594,294	33,252	582,608	44,938	1,221,840	1,124,124
Service charges on deposit accounts	39,037	38,766	271	38,826	211	77,803	77,880
Other service fees	108,792	102,921	5,871	100,522	8,270	211,713	195,030
Mortgage banking activities	6,267	4,213	2,054	4,872	1,395	10,480	8,561
Net loss, including impairment, on debt securities	(595)	—	(595)	—	(595)	(595)	—
Net gain, including impairment, on equity securities	2,327	1,029	1,298	1,862	465	3,356	1,448
Net gain on trading account debt securities	214	261	(47)	538	(324)	475	1,058
Adjustments to indemnity reserves on loans sold	394	35	359	120	274	429	293
Other operating income	24,109	18,401	5,708	21,737	2,372	42,510	36,268
Total non-interest income	180,545	165,626	14,919	168,477	12,068	346,171	320,538
Operating expenses:
Personnel costs
Salaries	134,448	134,813	(365)	132,752	1,696	269,261	263,702
Commissions, incentives and other bonuses	39,911	34,903	5,008	40,551	(640)	74,814	78,537
Profit sharing	10,000	(1,203)	11,203	13,000	(3,000)	8,797	13,000
Pension, postretirement and medical insurance	18,773	14,896	3,877	18,458	315	33,669	33,024
Other personnel costs, including payroll taxes	25,899	32,660	(6,761)	24,594	1,305	58,559	53,805
Total personnel costs	229,031	216,069	12,962	229,355	(324)	445,100	442,068
Net occupancy expenses	27,764	27,299	465	29,140	(1,376)	55,063	56,358
Equipment expenses	5,879	5,229	650	5,789	90	11,108	11,091
Other taxes	17,707	17,677	30	18,632	(925)	35,384	37,357
Professional fees	24,484	25,553	(1,069)	28,108	(3,624)	50,037	54,933
Technology and software expenses	90,971	89,139	1,832	84,696	6,275	180,110	168,364
Processing and transactional services
Credit and debit cards	13,236	14,206	(970)	13,044	192	27,442	25,970
Other processing and transactional services	24,030	24,881	(851)	24,817	(787)	48,911	49,672
Total processing and transactional services	37,266	39,087	(1,821)	37,861	(595)	76,353	75,642
Communications	4,261	4,509	(248)	5,010	(749)	8,770	9,914
Business promotion
Rewards and customer loyalty programs	19,600	15,392	4,208	18,047	1,553	34,992	34,412
Other business promotion	8,300	7,468	832	8,338	(38)	15,768	15,648
Total business promotion	27,900	22,860	5,040	26,385	1,515	50,760	50,060
Deposit insurance	9,977	9,917	60	9,407	570	19,894	19,442

Other real estate owned (OREO) income	(3,238)	(4,618)	1,380	(4,124)	886	(7,856)	(7,454)
Other operating expenses
Operational losses	3,118	3,975	(857)	6,185	(3,067)	7,093	12,323
All other	8,626	10,230	(1,604)	15,932	(7,306)	18,856	32,693
Total other operating expenses	11,744	14,205	(2,461)	22,117	(10,373)	25,949	45,016
Amortization of intangibles	384	384	—	385	(1)	768	982
Total operating expenses	484,130	467,310	16,820	492,761	(8,631)	951,440	963,773
Income before income tax	323,961	292,610	31,351	258,324	65,637	616,571	480,889
Income tax expense	45,747	46,936	(1,189)	47,884	(2,137)	92,683	92,947
Net income	$278,214	$245,674	$32,540	$210,440	$67,774	$523,888	$387,942
Net income applicable to common stock	$277,861	$245,321	$32,540	$210,087	$67,774	$523,182	$387,236
Net income per common share - basic	$4.35	$3.78	$0.57	$3.09	$1.26	$8.13	$5.64
Net income per common share - diluted	$4.35	$3.78	$0.57	$3.09	$1.26	$8.13	$5.64
Dividends Declared per Common Share	$0.75	$0.75	$—	$0.70	$0.05	$1.50	$1.40

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)

		Quarters ended		Variance
(In thousands)	30-Jun-26	31-Mar-26	30-Jun-25	Δ vs 31-Mar-26
Assets:
Cash and due from banks	$365,013	$384,922	$400,631	$(19,909)
Money market investments	4,555,489	4,655,699	6,340,786	(100,210)
Trading account debt securities, at fair value	31,170	30,449	29,643	721
Debt securities available-for-sale, at fair value	24,792,834	21,733,269	20,490,212	3,059,565
Debt securities held-to-maturity, at amortized cost	6,204,020	6,962,659	7,541,724	(758,639)
Less: Allowance for credit losses	6,230	5,900	5,999	330
Debt securities held-to-maturity, net	6,197,790	6,956,759	7,535,725	(758,969)
Equity securities	236,674	217,167	222,391	19,507
Loans held-for-sale, at lower of cost or fair value	88,579	5,603	2,898	82,976
Loans held-in-portfolio	40,156,582	39,703,844	38,611,834	452,738
Less: Unearned income	406,720	414,142	426,656	(7,422)
Allowance for credit losses	784,832	823,729	769,485	(38,897)
Total loans held-in-portfolio, net	38,965,030	38,465,973	37,415,693	499,057
Premises and equipment, net	731,945	706,233	649,191	25,712
Other real estate	49,557	45,680	46,126	3,877
Accrued income receivable	307,251	308,617	274,867	(1,366)
Mortgage servicing rights, at fair value	94,485	94,232	103,077	253
Other assets	1,762,221	1,731,769	1,745,052	30,452
Goodwill	789,954	789,954	802,954	—
Other intangible assets	4,308	4,692	5,844	(384)
Total assets	$78,972,300	$76,131,018	$76,065,090	$2,841,282
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,096,293	$15,785,788	$15,114,614	$(689,495)
Interest bearing	55,136,822	51,825,528	52,102,877	3,311,294
Total deposits	70,233,115	67,611,316	67,217,491	2,621,799
Assets sold under agreements to repurchase	77,521	34,576	56,043	42,945
Other short-term borrowings	675,000	350,000	550,000	325,000
Notes payable	710,310	734,981	808,451	(24,671)
Other liabilities	843,349	1,089,059	1,479,087	(245,710)
Total liabilities	72,539,295	69,819,932	70,111,072	2,719,363
Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,050	1,049	1,049	1
Surplus	4,937,091	4,928,636	4,919,950	8,455
Retained earnings	5,632,866	5,403,176	4,861,958	229,690
Treasury stock	(3,000,759)	(2,875,230)	(2,455,425)	(125,529)
Accumulated other comprehensive loss, net of tax	(1,159,386)	(1,168,688)	(1,395,657)	9,302
Total stockholders’ equity	6,433,005	6,311,086	5,954,018	121,919
Total liabilities and stockholders’ equity	$78,972,300	$76,131,018	$76,065,090	$2,841,282

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)
For the quarters ended  June 30, 2026 and March 31, 2026
(audited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-26	31-Mar-26	Variance	30-Jun-26	31-Mar-26	Variance		30-Jun-26	31-Mar-26	Variance	Rate	Volume
(In millions)							(In thousands)
$5,095	$4,850	$245	3.70%	3.70%	—%	Money market investments	$47,021	$44,240	$2,781	$521	$2,260
31,091	29,810	1,281	3.69	3.52	0.17	Investment securities [1]	286,115	258,897	27,218	14,156	13,062
32	34	(2)	5.76	5.56	0.20	Trading securities	454	463	(9)	21	(30)
36,218	34,694	1,524	3.69	3.54	0.15	Total money market, investment and trading securities	333,590	303,600	29,990	14,698	15,292
						Loans:
19,932	19,723	209	6.73	6.71	0.02	Commercial	334,494	326,387	8,107	4,622	3,485
1,764	1,697	67	7.90	8.14	(0.24)	Construction	34,729	34,068	661	(674)	1,335
1,970	1,985	(15)	7.45	7.35	0.10	Leasing	36,680	36,459	221	499	(278)
8,732	8,664	68	6.15	6.08	0.07	Mortgage	134,236	131,679	2,557	1,510	1,047
3,310	3,309	1	13.74	13.86	(0.12)	Consumer	113,356	113,129	227	408	(181)
3,867	3,892	(25)	9.32	9.33	(0.01)	Auto	89,901	89,496	405	983	(578)
39,575	39,270	305	7.53	7.53	—	Total loans	743,396	731,218	12,178	7,348	4,830
$75,793	$73,964	$1,829	5.70%	5.66%	0.04%	Total earning assets	$1,076,986	$1,034,818	$42,168	$22,046	$20,122
						Interest bearing deposits:
$8,819	$8,554	$265	1.69%	1.62%	0.07%	NOW and money market	$37,237	$34,159	$3,078	$1,986	$1,092
14,817	14,633	184	0.78	0.77	0.01	Savings	28,640	27,714	926	766	160
8,907	8,714	193	2.95	2.99	(0.04)	Time deposits	65,411	64,243	1,168	(4)	1,172
21,502	20,362	1,140	2.61	2.66	(0.05)	P.R. public deposits	139,966	133,302	6,664	(926)	7,590
54,045	52,263	1,782	2.01	2.01	—	Total interest bearing deposits	271,254	259,418	11,836	1,822	10,014
15,268	15,101	167				Non-interest bearing demand deposits
69,313	67,364	1,949	1.57	1.56	0.01	Total deposits	271,254	259,418	11,836	1,822	10,014
539	597	(58)	3.85	3.88	(0.03)	Short-term borrowings	5,172	5,703	(531)	19	(550)
741	772	(31)	6.38	6.26	0.12	Other medium and long- term debt	11,794	11,915	(121)	320	(441)
55,325	53,632	1,693	2.09	2.09	—	Total interest bearing liabilities (excluding demand deposits)	288,220	277,036	11,184	2,161	9,023
5,200	5,231	(31)				Other sources of funds
$75,793	$73,964	$1,829	1.53%	1.52%	0.01%	Total source of funds	$288,220	$277,036	$11,184	$2,161	$9,023
			4.17%	4.14%	0.03%	Net interest margin/ income on a taxable equivalent basis (Non- GAAP)	$788,766	$757,782	$30,984	$19,885	$11,099
			3.61%	3.57%	0.04%	Net interest spread
						Taxable equivalent adjustment	95,347	87,602	7,745
			3.66%	3.66%	—%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$693,419	$670,180	$23,239
Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.
[1]Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)
For the quarters ended June 30, 2026 and June 30, 2025
(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-26	30-Jun-25	Variance	30-Jun-26	30-Jun-25	Variance		30-Jun-26	30-Jun-25	Variance	Rate	Volume
(In millions)							(In thousands)
$5,095	$6,251	$(1,156)	3.70%	4.46%	(0.76)%	Money market investments	$47,021	$69,532	$(22,511)	$(10,800)	$(11,711)
31,091	28,809	2,282	3.69	3.29	0.40	Investment securities [1]	286,115	236,372	49,743	25,813	23,930
32	27	5	5.76	5.99	(0.23)	Trading securities	454	407	47	(16)	63
36,218	35,087	1,131	3.69	3.50	0.19	Total money market, investment and trading securities	333,590	306,311	27,279	14,997	12,282
						Loans:
19,932	18,676	1,256	6.73	6.73	—	Commercial	334,494	313,493	21,001	(80)	21,081
1,764	1,459	305	7.90	8.19	(0.29)	Construction	34,729	29,806	4,923	(1,113)	6,036
1,970	1,963	7	7.45	7.18	0.27	Leasing	36,680	35,249	1,431	1,307	124
8,732	8,339	393	6.15	5.89	0.26	Mortgage	134,236	122,873	11,363	5,431	5,932
3,310	3,211	99	13.74	14.00	(0.26)	Consumer	113,356	112,083	1,273	(1,995)	3,268
3,867	3,937	(70)	9.32	9.14	0.18	Auto	89,901	89,706	195	1,809	(1,614)
39,575	37,585	1,990	7.53	7.50	0.03	Total loans	743,396	703,210	40,186	5,359	34,827
$75,793	$72,672	$3,121	5.70%	5.57%	0.13%	Total earning assets	$1,076,986	$1,009,521	$67,465	$20,356	$47,109
						Interest bearing deposits:
$8,819	$8,062	$757	1.69%	1.71%	(0.02)%	NOW and money market	$37,237	$34,288	$2,949	$(1,647)	$4,596
14,817	14,605	212	0.78	0.83	(0.05)	Savings	28,640	30,378	(1,738)	(1,134)	(604)
8,907	8,532	375	2.95	3.15	(0.20)	Time deposits	65,411	67,032	(1,621)	(4,675)	3,054
21,502	20,333	1,169	2.61	3.22	(0.61)	P.R. public deposits	139,966	163,360	(23,394)	(32,122)	8,728
54,045	51,532	2,513	2.01	2.29	(0.28)	Total interest bearing deposits	271,254	295,058	(23,804)	(39,578)	15,774
15,268	14,825	443				Non-interest bearing demand deposits
69,313	66,357	2,956	1.57	1.78	(0.21)	Total deposits	271,254	295,058	(23,804)	(39,578)	15,774
539	470	69	3.85	4.52	(0.67)	Short-term borrowings	5,172	5,300	(128)	(831)	703
741	832	(91)	6.38	5.79	0.59	Other medium and long- term debt	11,794	11,965	(171)	1,253	(1,424)
55,325	52,834	2,491	2.09	2.36	(0.27)	Total interest bearing liabilities (excluding demand deposits)	288,220	312,323	(24,103)	(39,156)	15,053
5,200	5,013	187				Other sources of funds
$75,793	$72,672	$3,121	1.53%	1.72%	(0.19)%	Total source of funds	$288,220	$312,323	$(24,103)	$(39,156)	$15,053
			4.17%	3.85%	0.32%	Net interest margin/ income on a taxable equivalent basis (Non- GAAP)	$788,766	$697,198	$91,568	$59,512	$32,056
			3.61%	3.21%	0.40%	Net interest spread
						Taxable equivalent adjustment	95,347	65,649	29,698
			3.66%	3.49%	0.17%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$693,419	$631,549	$61,870
Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.
[1]Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE
(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-26	30-Jun-25	Variance	30-Jun-26	30-Jun-25	Variance		30-Jun-26	30-Jun-25	Variance	Rate	Volume
(In millions)							(In thousands)
$4,973	$6,314	$(1,341)	3.70%	4.46%	(0.76)%	Money market investments	$91,261	$139,698	$(48,437)	$(21,575)	$(26,862)
30,454	28,613	1,841	3.61	3.22	0.39	Investment securities [1]	545,012	456,807	88,205	50,353	37,852
33	29	4	5.66	5.90	(0.24)	Trading securities	916	847	69	(36)	105
35,460	34,956	504	3.62	3.45	0.17	Total money market, investment and trading securities	637,189	597,352	39,837	28,742	11,095
						Loans:
19,828	18,585	1,243	6.72	6.72	—	Commercial	660,881	619,461	41,420	(21)	41,441
1,731	1,385	346	8.02	8.15	(0.13)	Construction	68,796	55,995	12,801	(964)	13,765
1,977	1,951	26	7.40	7.14	0.26	Leasing	73,139	69,693	3,446	2,485	961
8,698	8,254	444	6.11	5.86	0.25	Mortgage	265,915	241,789	24,126	10,791	13,335
3,310	3,207	103	13.80	14.02	(0.22)	Consumer	226,486	222,989	3,497	(3,386)	6,883
3,880	3,929	(49)	9.32	9.11	0.21	Auto	179,398	177,511	1,887	4,154	(2,267)
39,424	37,311	2,113	7.53	7.49	0.04	Total loans	1,474,615	1,387,438	87,177	13,059	74,118
$74,884	$72,267	$2,617	5.68%	5.54%	0.14%	Total earning assets	$2,111,804	$1,984,790	$127,014	$41,801	$85,213
						Interest bearing deposits:
$8,687	$8,022	$665	1.66%	1.72%	(0.06)%	NOW and money market	$71,397	$68,290	$3,107	$(5,927)	$9,034
14,725	14,556	169	0.77	0.85	(0.08)	Savings	56,353	61,658	(5,305)	(3,967)	(1,338)
8,812	8,466	346	2.97	3.18	(0.21)	Time deposits	129,654	133,713	(4,059)	(9,545)	5,486
20,935	20,310	625	2.63	3.27	(0.64)	P.R public deposits	273,268	329,260	(55,992)	(65,601)	9,609
53,159	51,354	1,805	2.01	2.33	(0.32)	Total interest bearing deposits	530,672	592,921	(62,249)	(85,040)	22,791
15,185	14,758	427				Non-interest bearing demand deposits
68,344	66,112	2,232	1.57	1.81	(0.24)	Total deposits	530,672	592,921	(62,249)	(85,040)	22,791
568	297	271	3.86	4.57	(0.71)	Short-term borrowings	10,875	6,726	4,149	(1,116)	5,265
757	847	(90)	6.32	5.72	0.60	Other medium and long- term debt	23,709	24,077	(368)	2,474	(2,842)
54,484	52,498	1,986	2.09	2.40	(0.31)	Total interest bearing liabilities (excluding demand deposits)	565,256	623,724	(58,468)	(83,682)	25,214
5,215	5,011	204				Other sources of funds
$74,884	$72,267	$2,617	1.52%	1.74%	(0.22)%	Total source of funds	$565,256	$623,724	$(58,468)	$(83,682)	$25,214
			4.16%	3.80%	0.36%	Net interest margin/ income on a taxable equivalent basis (Non- GAAP)	$1,546,548	$1,361,066	$185,482	$125,483	$59,999
			3.59%	3.14%	0.45%	Net interest spread
						Taxable equivalent adjustment	182,949	123,920	59,029
			3.67%	3.45%	0.22%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$1,363,599	$1,237,146	$126,453
Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.
[1]Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table G - Mortgage Banking Activities and Other Service Fees
(Unaudited)
Mortgage Banking Activities

	Quarters ended			Variance		Six month ended
(In thousands)	30-Jun-26	31-Mar-26	30-Jun-25	Δ vs 31- Mar-26	Δ vs 30- Jun-25	30-Jun-26	30-Jun-25	Δ vs 30- Jun-25
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$6,416	$6,483	$6,912	$(67)	$(496)	$12,899	$14,080	$(1,181)
Mortgage servicing rights fair value adjustments	(232)	(2,639)	(1,954)	2,407	1,722	(2,871)	(5,524)	2,653
Total mortgage servicing fees, net of fair value adjustments	6,184	3,844	4,958	2,340	1,226	10,028	8,556	1,472
Net (loss) gain on sale of loans, including valuation on loans held-for-sale	159	317	(37)	(158)	196	477	156	321
Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(52)	75	(8)	(127)	(44)	23	(95)	118
Realized (losses) gains on closed derivative positions	13	(18)	(10)	31	23	(5)	(9)	4
Total trading account (loss) profit	(39)	57	(18)	(96)	(21)	17	(104)	121
Losses on repurchased loans, including interest advances	(37)	(4)	(31)	(33)	(6)	(42)	(47)	5
Total mortgage banking activities	$6,267	$4,214	$4,872	$2,053	$1,395	$10,480	$8,561	$1,919
Other Service Fees

	Quarters ended			Variance		Six month ended
(In thousands)	30-Jun-26	31-Mar-26	30-Jun-25	Δ vs 31- Mar-26	Δ vs 30- Jun-25	30-Jun-26	30-Jun-25	Δ vs 30- Jun-25
Other service fees:
Debit card fees	$31,538	$30,009	$27,918	$1,529	$3,620	$61,546	$54,350	$7,196
Insurance fees	12,586	12,525	12,695	61	(109)	25,111	24,004	1,107
Credit card fees	34,783	32,000	32,502	2,783	2,281	66,784	62,632	4,152
Sale and administration of investment products	9,998	10,187	9,058	(189)	940	20,185	18,031	2,154
Trust fees	7,751	7,339	6,626	412	1,125	15,090	12,926	2,164
Other fees	12,136	10,861	11,723	1,275	413	22,997	23,087	(90)
Total other service fees	$108,792	$102,921	$100,522	$5,871	$8,270	$211,713	$195,030	$16,683

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table H - Consolidated Loans and Deposits
(Unaudited)
Loans - Ending Balances

	Quarters ended			Variance
(Dollars in thousands)	30-Jun-26	31-Mar-26	30-Jun-25	Δ vs 31- Mar-26	% of Change	Δ vs 30- Jun-25	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,399,424	$2,427,295	$2,520,789	$(27,871)	(1.15%)	$(121,365)	(4.81%)
Commercial real estate non- owner occupied	5,620,875	5,543,451	5,521,374	77,424	1.40%	99,501	1.80%
Commercial real estate owner occupied	3,256,702	3,212,356	3,003,855	44,346	1.38%	252,847	8.42%
Commercial and industrial	8,774,084	8,565,559	8,043,752	208,525	2.43%	730,332	9.08%
Total Commercial	20,051,085	19,748,661	19,089,770	302,424	1.53%	961,315	5.04%
Construction	1,732,075	1,674,193	1,468,201	57,882	3.46%	263,874	17.97%
Mortgage	8,780,334	8,712,361	8,444,427	67,973	0.78%	335,907	3.98%
Leasing	1,968,035	1,986,165	1,983,068	(18,130)	(0.91%)	(15,033)	(0.76%)
Consumer
Credit cards	1,237,997	1,214,199	1,215,293	23,798	1.96%	22,704	1.87%
Home equity lines of credit	85,357	79,764	77,479	5,593	7.01%	7,878	10.17%
Personal	1,952,725	1,913,281	1,876,463	39,444	2.06%	76,262	4.06%
Auto	3,766,648	3,783,904	3,861,702	(17,256)	(0.46%)	(95,054)	(2.46%)
Other	175,606	177,174	168,775	(1,568)	(0.89%)	6,831	4.05%
Total Consumer	7,218,333	7,168,322	7,199,712	50,011	0.70%	18,621	0.26%
Total loans held-in-portfolio	$39,749,862	$39,289,702	$38,185,178	$460,160	1.17%	$1,564,684	4.10%
Loans held-for-sale:
Commercial	$83,700	$—	$—	$83,700	—%	$83,700	—%
Mortgage	$4,879	$5,603	$2,898	$(724)	(12.92%)	$1,981	68.36%
Total loans held-for-sale	$88,579	$5,603	$2,898	$82,976	1480.92%	$85,681	2956.56%
Total loans	$39,838,441	$39,295,305	$38,188,076	$543,136	1.38%	$1,650,365	4.32%
Deposits - Ending Balances

	Quarters ended			Variance
(In thousands)	30-Jun-26	31-Mar-26	30-Jun-25 [2]	Δ vs 31- Mar-26	% of Change	Δ vs 30- Jun-25	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$15,085,454	$15,778,435	$15,114,614	$(692,981)	(4.39%)	$(29,160)	(0.19%)
Savings, NOW and money market deposits (non-brokered)	23,376,410	23,208,340	22,292,892	168,070	0.72%	1,083,518	4.86%
Savings, NOW and money market deposits (brokered)	79,505	82,417	91,220	(2,912)	(3.53%)	(11,715)	(12.84%)
Time deposits (non-brokered)	8,113,712	7,958,260	8,071,836	155,452	1.95%	41,876	0.52%
Time deposits (brokered CDs)	873,116	914,526	728,969	(41,410)	(4.53%)	144,147	19.77%
Sub-total deposits excluding P.R. public deposits	47,528,197	47,941,978	46,299,531	(413,781)	(0.86%)	1,228,666	2.65%
P.R. public deposits:
Demand deposits [1]	11,438,732	11,967,888	12,376,316	(529,156)	(4.42%)	(937,584)	(7.58%)
Savings, NOW and money market deposits (non-brokered)	10,347,936	6,828,306	7,743,663	3,519,630	51.54%	2,604,273	33.63%
Time deposits (non-brokered)	918,250	873,144	797,981	45,106	5.17%	120,269	15.07%
Sub-total P.R. public deposits	22,704,918	19,669,338	20,917,960	3,035,580	15.43%	1,786,958	8.54%
Total deposits	$70,233,115	$67,611,316	$67,217,491	$2,621,799	3.88%	$3,015,624	4.49%
[1] Includes interest bearing demand deposits.
[2] Savings, NOW and money market deposits include reciprocal deposits of $841 million as of June 30, 2026  (March 31, 2026 - $821 million; June 30, 2025 -
$738 million) that were categorized as brokered deposits during 2025 and re-characterized as non-brokered in 2026. Similarly, Time deposits include reciprocal deposits of $75 million  as of June 30, 2026 (March 31, 2026 - $87 million; June 30, 2025 - $133 million) that were categorized as brokered deposits during
2025 and re-characterized as non-brokered in 2026. The presentation for June 30, 2025  has been adjusted to conform to the presentation for June 30, 2026.

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table I - Loan Delinquency - BPPR Operations
(Unaudited)

30-Jun-26
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$10,723	$—	$—	$10,723	$335,236	$345,959	$—	$—
Commercial real estate:
Non-owner occupied	2,750	160	26,016	28,926	3,292,169	3,321,095	26,016	—
Owner occupied	2,053	—	15,374	17,427	1,139,254	1,156,681	15,374	—
Commercial and industrial	5,063	2,084	142,947	150,094	6,012,974	6,163,068	138,389	4,558
Construction	—	—	—	—	425,850	425,850	—	—
Mortgage	228,082	108,220	320,739	657,041	6,872,509	7,529,550	129,240	191,499
Leasing	22,358	5,549	7,182	35,089	1,932,946	1,968,035	7,182	—
Consumer:
Credit cards	12,058	8,488	23,367	43,913	1,194,097	1,238,010	—	23,367
Home equity lines of credit	—	—	—	—	1,852	1,852	—	—
Personal	17,784	10,789	16,605	45,178	1,850,841	1,896,019	16,605	—
Auto	99,765	19,552	31,474	150,791	3,615,857	3,766,648	31,474	—
Other	327	796	3,869	4,992	159,077	164,069	3,544	325
Total	$400,963	$155,638	$587,573	$1,144,174	$26,832,662	$27,976,836	$367,824	$219,749

31-Mar-26
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,717	$7,927	$—	$10,644	$332,447	$343,091	$—	$—
Commercial real estate:
Non-owner occupied	3,123	—	26,457	29,580	3,362,611	3,392,191	26,457	—
Owner occupied	2,114	664	14,192	16,970	1,131,241	1,148,211	14,192	—
Commercial and industrial	5,792	2,240	190,205	198,237	5,742,028	5,940,265	185,993	4,212
Construction	13,635	—	—	13,635	399,144	412,779	—	—
Mortgage	218,044	102,818	325,321	646,183	6,789,562	7,435,745	129,367	195,954
Leasing	21,261	3,938	8,892	34,091	1,952,074	1,986,165	8,892	—
Consumer:
Credit cards	12,351	8,721	25,395	46,467	1,167,725	1,214,192	—	25,395
Home equity lines of credit	—	120	—	120	1,778	1,898	—	—
Personal	18,601	11,212	15,976	45,789	1,805,275	1,851,064	15,755	221
Auto	81,112	13,038	35,390	129,540	3,654,364	3,783,904	35,390	—
Other	574	135	4,663	5,372	162,036	167,408	4,227	436
Total	$379,324	$150,813	$646,491	$1,176,628	$26,500,285	$27,676,913	$420,273	$226,218

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$8,006	$(7,927)	$—	$79	$2,789	$2,868	$—	$—
Commercial real estate:
Non-owner occupied	(373)	160	(441)	(654)	(70,442)	(71,096)	(441)	—
Owner occupied	(61)	(664)	1,182	457	8,013	8,470	1,182	—
Commercial and industrial	(729)	(156)	(47,258)	(48,143)	270,946	222,803	(47,604)	346
Construction	(13,635)	—	—	(13,635)	26,706	13,071	—	—
Mortgage	10,038	5,402	(4,582)	10,858	82,947	93,805	(127)	(4,455)
Leasing	1,097	1,611	(1,710)	998	(19,128)	(18,130)	(1,710)	—
Consumer:
Credit cards	(293)	(233)	(2,028)	(2,554)	26,372	23,818	—	(2,028)
Home equity lines of credit	—	(120)	—	(120)	74	(46)	—	—
Personal	(817)	(423)	629	(611)	45,566	44,955	850	(221)
Auto	18,653	6,514	(3,916)	21,251	(38,507)	(17,256)	(3,916)	—
Other	(247)	661	(794)	(380)	(2,959)	(3,339)	(683)	(111)
Total	$21,639	$4,825	$(58,918)	$(32,454)	$332,377	$299,923	$(52,449)	$(6,469)

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table J - Loan Delinquency - Popular U.S. Operations
(Unaudited)

30-Jun-26
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,166	$—	$8,931	$14,097	$2,039,368	$2,053,465	$8,931	$—
Commercial real estate:								—
Non-owner occupied	1,600	3,391	6,950	11,941	2,287,839	2,299,780	6,950	—
Owner occupied	994	1,438	8,865	11,297	2,088,724	2,100,021	8,865	—
Commercial and industrial	5,672	58	6,737	12,467	2,598,549	2,611,016	6,563	174
Construction	—	12,491	—	12,491	1,293,734	1,306,225	—	—
Mortgage	898	2,773	10,233	13,904	1,236,880	1,250,784	10,233	—
Consumer:								—
Credit cards	—	—	—	—	(13)	(13)	—	—
Home equity lines of credit	912	119	3,320	4,351	79,154	83,505	3,320	—
Personal	513	656	751	1,920	54,786	56,706	751	—
Other	441	—	—	441	11,096	11,537	—	—
Total	$16,196	$20,926	$45,787	$82,909	$11,690,117	$11,773,026	$45,613	$174

31-Mar-26
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,733	$—	$10,962	$16,695	$2,067,509	$2,084,204	$10,962	$—
Commercial real estate:								—
Non-owner occupied	10,282	1,930	6,987	19,199	2,132,061	2,151,260	6,987	—
Owner occupied	21,202	1,610	—	22,812	2,041,333	2,064,145	—	—
Commercial and industrial	11,660	4,404	6,693	22,757	2,602,537	2,625,294	6,524	169
Construction	6,903	—	—	6,903	1,254,511	1,261,414	—	—
Mortgage	25,877	1,552	9,700	37,129	1,239,487	1,276,616	9,700	—
Consumer:								—
Credit cards	—	—	—	—	7	7	—	—
Home equity lines of credit	660	252	2,766	3,678	74,188	77,866	2,766	—
Personal	1,062	523	905	2,490	59,727	62,217	905	—
Other	2	—	—	2	9,764	9,766	—	—
Total	$83,381	$10,271	$38,013	$131,665	$11,481,124	$11,612,789	$37,844	$169

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(567)	$—	$(2,031)	$(2,598)	$(28,141)	$(30,739)	$(2,031)	$—
Commercial real estate:
Non-owner occupied	(8,682)	1,461	(37)	(7,258)	155,778	148,520	(37)	—
Owner occupied	(20,208)	(172)	8,865	(11,515)	47,391	35,876	8,865	—
Commercial and industrial	(5,988)	(4,346)	44	(10,290)	(3,988)	(14,278)	39	5
Construction	(6,903)	12,491	—	5,588	39,223	44,811	—	—
Mortgage	(24,979)	1,221	533	(23,225)	(2,607)	(25,832)	533	—
Consumer:	—	—	—	—	—	—	—	—
Credit cards	—	—	—	—	(20)	(20)	—	—
Home equity lines of credit	252	(133)	554	673	4,966	5,639	554	—
Personal	(549)	133	(154)	(570)	(4,941)	(5,511)	(154)	—
Other	439	—	—	439	1,332	1,771	—	—
Total	$(67,185)	$10,655	$7,774	$(48,756)	$208,993	$160,237	$7,769	$5

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table K - Loan Delinquency - Consolidated
(Unaudited)

30-Jun-26
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans		Accruing loans
Commercial multi-family	$15,889	$—	$8,931	$24,820	$2,374,604	$2,399,424	$8,931	$—	$—
Commercial real estate:
Non-owner occupied	4,350	3,551	32,966	40,867	5,580,008	5,620,875	32,966		—
Owner occupied	3,047	1,438	24,239	28,724	3,227,978	3,256,702	24,239		—
Commercial and industrial	10,735	2,142	149,684	162,561	8,611,523	8,774,084	144,952		4,732
Construction	—	12,491	—	12,491	1,719,584	1,732,075	—		—
Mortgage	228,980	110,993	330,972	670,945	8,109,389	8,780,334	139,473		191,499
Leasing	22,358	5,549	7,182	35,089	1,932,946	1,968,035	7,182		—
Consumer:
Credit cards	12,058	8,488	23,367	43,913	1,194,084	1,237,997	—		23,367
Home equity lines of credit	912	119	3,320	4,351	81,006	85,357	3,320		—
Personal	18,297	11,445	17,356	47,098	1,905,627	1,952,725	17,356		—
Auto	99,765	19,552	31,474	150,791	3,615,857	3,766,648	31,474		—
Other	768	796	3,869	5,433	170,173	175,606	3,544		325
Total	$417,159	$176,564	$633,360	$1,227,083	$38,522,779	$39,749,862	$413,437		$219,923

31-Mar-26
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$8,450	$7,927	$10,962	$27,339	$2,399,956	$2,427,295	$10,962	$—
Commercial real estate:
Non-owner occupied	13,405	1,930	33,444	48,779	5,494,672	5,543,451	33,444	—
Owner occupied	23,316	2,274	14,192	39,782	3,172,574	3,212,356	14,192	—
Commercial and industrial	17,452	6,644	196,898	220,994	8,344,565	8,565,559	192,517	4,381
Construction	20,538	—	—	20,538	1,653,655	1,674,193	—	—
Mortgage	243,921	104,370	335,021	683,312	8,029,049	8,712,361	139,067	195,954
Leasing	21,261	3,938	8,892	34,091	1,952,074	1,986,165	8,892	—
Consumer:
Credit cards	12,351	8,721	25,395	46,467	1,167,732	1,214,199	—	25,395
Home equity lines of credit	660	372	2,766	3,798	75,966	79,764	2,766	—
Personal	19,663	11,735	16,881	48,279	1,865,002	1,913,281	16,660	221
Auto	81,112	13,038	35,390	129,540	3,654,364	3,783,904	35,390	—
Other	576	135	4,663	5,374	171,800	177,174	4,227	436
Total	$462,705	$161,084	$684,504	$1,308,293	$37,981,409	$39,289,702	$458,117	$226,387

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans		Accruing loans
Commercial multi-family	$7,439	$(7,927)	$(2,031)	$(2,519)	$(25,352)	$(27,871)	$(2,031)	$—	$—
Commercial real estate:
Non-owner occupied	(9,055)	1,621	(478)	(7,912)	85,336	77,424	(478)		—
Owner occupied	(20,269)	(836)	10,047	(11,058)	55,404	44,346	10,047		—
Commercial and industrial	(6,717)	(4,502)	(47,214)	(58,433)	266,958	208,525	(47,565)		351
Construction	(20,538)	12,491	—	(8,047)	65,929	57,882	—		—
Mortgage	(14,941)	6,623	(4,049)	(12,367)	80,340	67,973	406		(4,455)
Leasing	1,097	1,611	(1,710)	998	(19,128)	(18,130)	(1,710)		—
Consumer:
Credit cards	(293)	(233)	(2,028)	(2,554)	26,352	23,798	—	—	(2,028)
Home equity lines of credit	252	(253)	554	553	5,040	5,593	554		—
Personal	(1,366)	(290)	475	(1,181)	40,625	39,444	696		(221)
Auto	18,653	6,514	(3,916)	21,251	(38,507)	(17,256)	(3,916)		—
Other	192	661	(794)	59	(1,627)	(1,568)	(683)		(111)
Total	$(45,546)	$15,480	$(51,144)	$(81,210)	$541,370	$460,160	$(44,680)		$(6,464)

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table L - Non-Performing Assets
(Unaudited)

							Variance
(Dollars in thousands)	30-Jun-26	As a % of loans HIP by category	31-Mar-26	As a % of loans HIP by category	30-Jun-25	As a % of loans HIP by category	Q2 2026 vs. Q1 2026	Q2 2026 vs. Q2 2025
Non-accrual loans:
Commercial
Commercial multi-family	$8,931	0.4%	$10,962	0.5%	$10,925	0.4%	$(2,031)	$(1,994)
Commercial real estate non-owner occupied	32,966	0.6	33,444	0.6	13,977	0.3	(478)	18,989
Commercial real estate owner occupied	24,239	0.7	14,192	0.4	27,551	0.9	10,047	(3,312)
Commercial and industrial	144,952	1.7	192,517	2.2	11,424	0.1	(47,565)	133,528
Total Commercial	211,088	1.1	251,115	1.3	63,877	0.3	(40,027)	147,211
Mortgage	139,473	1.6	139,067	1.6	175,516	2.1	406	(36,043)
Leasing	7,182	0.4	8,892	0.4	7,976	0.4	(1,710)	(794)
Consumer
Home equity lines of credit	3,320	3.9	2,766	3.5	3,120	4.0	554	200
Personal	17,356	0.9	16,660	0.9	18,593	1.0	696	(1,237)
Auto	31,474	0.8	35,390	0.9	40,595	1.1	(3,916)	(9,121)
Other	3,544	2.0	4,227	2.4	1,948	1.2	(683)	1,596
Total Consumer	55,694	0.8	59,043	0.8	64,256	0.9	(3,349)	(8,562)
Total non-performing loans held-in- portfolio	413,437	1.0%	458,117	1.2%	311,625	0.8%	(44,680)	101,812
Non-performing loans held-for-sale	83,700		—		—		83,700	83,700
Other real estate owned (“OREO”)	49,557		45,680		46,126		3,877	3,431
Total non-performing assets	546,694		503,797		357,751		42,897	188,943
Accruing loans past due 90 days or more [1]	219,923		226,387		206,394		(6,464)	13,529
Ratios:
Non-performing assets to total assets	0.69%		0.66%		0.47%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.04		1.17		0.82
Allowance for credit losses to loans held- in-portfolio	1.97		2.10		2.02
Allowance for credit losses to non- performing loans, excluding loans held-for- sale	189.83		179.81		246.93
[1] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured.  These balances include $40 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 2026 (March 2026 - $43 million ; June 2025 - $52 million). Furthermore, the Corporation has approximately $25 million  reverse mortgage loans which are guaranteed by FHA, as of June 2026 . Due to the guaranteed nature of the loans, it is the
Corporation’s policy to exclude these balances from non-performing assets (March 2026 - $26 million ;  June 2025 - $29 million ).

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table M - Activity in Non-Performing Loans
(Unaudited)
Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Jun-26			31-Mar-26
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$226,642	$24,473	$251,115	$244,285	$22,154	$266,439
Plus:
New non-performing loans	136,095	16,382	152,477	5,004	3,205	8,209
Advances on existing non-performing loans	—	62	62	—	170	170
Less:
Non-performing loans transferred to OREO	(301)	—	(301)	(650)	—	(650)
Non-performing loans charged-off	(73,035)	(1,571)	(74,606)	(11,661)	(3)	(11,664)
Loans returned to accrual status / loan collections	(25,922)	(8,037)	(33,959)	(10,336)	(1,053)	(11,389)
Loans transferred to held-for-sale	(83,700)	—	(83,700)	—	—	—
Ending balance NPLs	$179,779	$31,309	$211,088	$226,642	$24,473	$251,115
Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Jun-26			31-Mar-26
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$129,367	$9,700	$139,067	$132,373	$13,422	$145,795
Plus:
New non-performing loans	30,664	3,251	33,915	38,457	2,528	40,985
Advances on existing non-performing loans	—	4	4	—	11	11
Less:
Non-performing loans transferred to OREO	(1,985)	—	(1,985)	(2,461)	—	(2,461)
Non-performing loans charged-off	119	(9)	110	(540)	(21)	(561)
Loans returned to accrual status / loan collections	(28,925)	(2,713)	(31,638)	(38,462)	(6,240)	(44,702)
Ending balance NPLs	$129,240	$10,233	$139,473	$129,367	$9,700	$139,067
Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	30-Jun-26			31-Mar-26
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$356,009	$34,173	$390,182	$376,658	$35,576	$412,234
Plus:
New non-performing loans	166,759	19,633	186,392	43,461	5,733	49,194
Advances on existing non-performing loans	—	66	66	—	181	181
Less:
Non-performing loans transferred to OREO	(2,286)	—	(2,286)	(3,111)	—	(3,111)
Non-performing loans charged-off	(72,916)	(1,580)	(74,496)	(12,201)	(24)	(12,225)
Loans returned to accrual status / loan collections	(54,847)	(10,750)	(65,597)	(48,798)	(7,293)	(56,091)
Loans transferred to held-for-sale	(83,700)	—	(83,700)	—	—	—
Ending balance NPLs	$309,019	$41,542	$350,561	$356,009	$34,173	$390,182

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarters ended
(In thousands)	30-Jun-26		31-Mar-26		30-Jun-25
Balance at beginning of period - loans held-in-portfolio	$823,729		$808,056		$762,148
Provision for credit losses	65,154		75,689		49,539
Initial allowance for credit losses - PCD Loans	2		7		—
	888,885		883,752		811,687
Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	—		(2)		(6)
Commercial real estate non-owner occupied	(4,102)		11,115		(451)
Commercial real estate owner occupied	(2,063)		(355)		(1,005)
Commercial and industrial	73,406		731		1,436
Total Commercial	67,241		11,489		(26)
Construction	—		(11)		—
Mortgage	(4,922)		(2,316)		(2,429)
Leasing	1,840		2,569		2,736
Consumer:
Credit cards	14,300		16,053		17,311
Home equity lines of credit	(44)		(91)		(307)
Personal	16,143		17,949		15,776
Auto	5,808		12,826		6,557
Other Consumer	1,322		522		546
Total Consumer	37,529		47,259		39,883
Total net charged-off BPPR	$101,688		$58,990		$40,164
Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	1,312		—		563
Commercial real estate owner occupied	(139)		(115)		(26)
Commercial and industrial	87		(15)		(205)
Total Commercial	1,260		(130)		332
Construction	—		—		—
Mortgage	(31)		(28)		(32)
Consumer:
Credit cards	1	—	—	—	—
Home equity lines of credit	(106)		(234)		(579)
Personal	1,233		1,422		2,305
Other Consumer	8		3		12
Total Consumer	1,136		1,191		1,738
Total net charged-off Popular U.S.	$2,365		$1,033		$2,038
Total loans net charged-off - Popular, Inc.	$104,053		$60,023		$42,202
Balance at end of period - loans held-in-portfolio	$784,832		$823,729		$769,485
Balance at beginning of period - unfunded commitments	$14,547		$14,438		$14,169
Provision for credit losses (benefit)	389		109		(1,116)
Balance at end of period - unfunded commitments [1]	$14,936		$14,547		$13,053
POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	1.05%		0.61%		0.45%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	62.62%		126.10%		117.39%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	1.46%		0.85%		0.61%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	60.71%		124.25%		107.43%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.08%		0.04%		0.07%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	144.44%		231.46%		313.49%
[1] Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations
(Unaudited)

30-Jun-26
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$4,069	$345,959	1.18%
Commercial real estate - non-owner occupied	40,179	3,321,095	1.21%
Commercial real estate - owner occupied	35,549	1,156,681	3.07%
Commercial and industrial	166,787	6,163,068	2.71%
Total commercial	$246,584	$10,986,803	2.24%
Construction	4,803	425,850	1.13%
Mortgage	70,498	7,529,550	0.94%
Leasing	17,627	1,968,035	0.90%
Consumer:
Credit cards	84,817	1,238,010	6.85%
Home equity lines of credit	52	1,852	2.81%
Personal	96,014	1,896,019	5.06%
Auto	164,543	3,766,648	4.37%
Other	7,349	164,069	4.48%
Total consumer	$352,775	$7,066,598	4.99%
Total	$692,287	$27,976,836	2.47%

31-Mar-26
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$4,704	$343,091	1.37%
Commercial real estate - non-owner occupied	48,881	3,392,191	1.44%
Commercial real estate - owner occupied	35,403	1,148,211	3.08%
Commercial and industrial	179,980	5,940,265	3.03%
Total commercial	$268,968	$10,823,758	2.48%
Construction	5,767	412,779	1.40%
Mortgage	73,761	7,435,745	0.99%
Leasing	18,588	1,986,165	0.94%
Consumer:
Credit cards	89,376	1,214,192	7.36%
Home equity lines of credit	67	1,898	3.53%
Personal	97,457	1,851,064	5.26%
Auto	170,544	3,783,904	4.51%
Other	7,707	167,408	4.60%
Total consumer	$365,151	$7,018,466	5.20%
Total	$732,235	$27,676,913	2.65%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$(635)	$2,868	(0.19%)
Commercial real estate - non-owner occupied	(8,702)	(71,096)	(0.23%)
Commercial real estate - owner occupied	146	8,470	(0.01%)
Commercial and industrial	(13,193)	222,803	(0.32)%
Total commercial	$(22,384)	$163,045	(0.24)%
Construction	(964)	13,071	(0.27%)
Mortgage	(3,263)	93,805	(0.05)%
Leasing	(961)	(18,130)	(0.04)%
Consumer:
Credit cards	(4,559)	23,818	(0.51)%
Home equity lines of credit	(15)	(46)	(0.72%)
Personal	(1,443)	44,955	(0.20%)
Auto	(6,001)	(17,256)	(0.14%)
Other	(358)	(3,339)	(0.12%)
Total consumer	$(12,376)	$48,132	(0.21%)
Total	$(39,948)	$299,923	(0.18)%

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations
(Unaudited)

30-Jun-26
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$14,850	$2,053,465	0.72%
Commercial real estate - non-owner occupied	15,631	2,299,780	0.68%
Commercial real estate - owner occupied	17,090	2,100,021	0.81%
Commercial and industrial	18,609	2,611,016	0.71%
Total commercial	$66,180	$9,064,282	0.73%
Construction	9,557	1,306,225	0.73%
Mortgage	9,024	1,250,784	0.72%
Consumer:
Credit cards	—	(13)	-%
Home equity lines of credit	1,371	83,505	1.64%
Personal	6,408	56,706	11.30%
Other	5	11,537	0.04%
Total consumer	$7,784	$151,735	5.13%
Total	$92,545	$11,773,026	0.79%

31-Mar-26
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$15,365	$2,084,204	0.74%
Commercial real estate - non-owner occupied	15,265	2,151,260	0.71%
Commercial real estate - owner occupied	15,713	2,064,145	0.76%
Commercial and industrial	17,496	2,625,294	0.67%
Total commercial	$63,839	$8,924,903	0.72%
Construction	9,393	1,261,414	0.74%
Mortgage	9,863	1,276,616	0.77%
Consumer:
Credit cards	—	7	—%
Home equity lines of credit	1,111	77,866	1.43%
Personal	7,282	62,217	11.70%
Other	6	9,766	0.06%
Total consumer	$8,399	$149,856	5.60%
Total	$91,494	$11,612,789	0.79%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$(515)	$(30,739)	(0.01%)
Commercial real estate - non-owner occupied	366	148,520	(0.03%)
Commercial real estate - owner occupied	1,377	35,876	0.05%
Commercial and industrial	1,113	(14,278)	0.05%
Total commercial	$2,341	$139,379	0.01%
Construction	164	44,811	(0.01%)
Mortgage	(839)	(25,832)	(0.05%)
Consumer:
Credit cards	—	(20)	—%
Home equity lines of credit	260	5,639	0.22%
Personal	(874)	(5,511)	(0.40%)
Other	(1)	1,771	(0.02%)
Total consumer	$(615)	$1,879	(0.47)%
Total	$1,051	$160,237	—%

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated
(Unaudited)

30-Jun-26
Pop Inc.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$18,919	$2,399,424	0.79%
Commercial real estate - non-owner occupied	55,810	5,620,875	0.99%
Commercial real estate - owner occupied	52,639	3,256,702	1.62%
Commercial and industrial	185,396	8,774,084	2.11%
Total commercial	$312,764	$20,051,085	1.56%
Construction	14,360	1,732,075	0.83%
Mortgage	79,522	8,780,334	0.91%
Leasing	17,627	1,968,035	0.90%
Consumer:
Credit cards	84,817	1,237,997	6.85%
Home equity lines of credit	1,423	85,357	1.67%
Personal	102,422	1,952,725	5.25%
Auto	164,543	3,766,648	4.37%
Other	7,354	175,606	4.19%
Total consumer	$360,559	$7,218,333	5.00%
Total	$784,832	$39,749,862	1.97%

31-Mar-26
Pop Inc.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$20,069	$2,427,295	0.83%
Commercial real estate - non-owner occupied	64,146	5,543,451	1.16%
Commercial real estate - owner occupied	51,116	3,212,356	1.59%
Commercial and industrial	197,476	8,565,559	2.31%
Total commercial	$332,807	$19,748,661	1.69%
Construction	15,160	1,674,193	0.91%
Mortgage	83,624	8,712,361	0.96%
Leasing	18,588	1,986,165	0.94%
Consumer:
Credit cards	89,376	1,214,199	7.36%
Home equity lines of credit	1,178	79,764	1.48%
Personal	104,739	1,913,281	5.47%
Auto	170,544	3,783,904	4.51%
Other	7,713	177,174	4.35%
Total consumer	$373,550	$7,168,322	5.21%
Total	$823,729	$39,289,702	2.10%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$(1,150)	$(27,871)	(0.04%)
Commercial real estate - non-owner occupied	(8,336)	77,424	(0.16%)
Commercial real estate - owner occupied	1,523	44,346	0.03%
Commercial and industrial	(12,080)	208,525	(0.19)%
Total commercial	$(20,043)	$302,424	(0.13)%
Construction	(800)	57,882	(0.08%)
Mortgage	(4,102)	67,973	(0.05)%
Leasing	(961)	(18,130)	(0.04)%
Consumer:
Credit cards	(4,559)	23,798	(0.51)%
Home equity lines of credit	245	5,593	0.19%
Personal	(2,317)	39,444	(0.23%)
Auto	(6,001)	(17,256)	(0.14%)
Other	(359)	(1,568)	(0.17%)
Total consumer	$(12,991)	$50,011	(0.22%)
Total	$(38,897)	$460,160	(0.12)%

Popular, Inc.
Financial Supplement to Second Quarter 2026 Earnings Release
Table R - Reconciliation to GAAP Financial Measures
(Unaudited)

	Quarters ended
(In thousands, except share or per share information)	30-Jun-26	31-Mar-26	30-Jun-25
Total stockholders’ equity	$6,433,005	$6,311,086	$5,954,018
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(802,954)
Less: Other intangibles	(4,308)	(4,692)	(5,844)
Total tangible common equity	$5,616,600	$5,494,297	$5,123,077
Total assets	$78,972,300	$76,131,018	$76,065,090
Less: Goodwill	(789,954)	(789,954)	(802,954)
Less: Other intangibles	(4,308)	(4,692)	(5,844)
Total tangible assets	$78,178,038	$75,336,372	$75,256,292
Tangible common equity to tangible assets	7.18%	7.29%	6.81%
Common shares outstanding at end of period	63,866,681	64,654,788	67,937,468
Tangible book value per common share	$87.94	$84.98	$75.41

	Quarterly average
	30-Jun-26	31-Mar-26	30-Jun-25
Total stockholders’ equity	$6,354,694	$6,289,337	$6,755,783	[1]
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(802,953)
Less: Other intangibles	(4,559)	(4,944)	(6,096)
Total tangible common equity before adjusting for the impact of unrealized (gains) losses on AFS securities including those transferred to HTM	$5,538,038	$5,472,296	$5,924,591
Return on average tangible common equity before adjusting for the impact of unrealized (gains) losses on AFS securities including those transferred to HTM	20.12%	18.18%	14.38%
Add: Average unrealized (gains) losses on AFS securities	824,631	743,809	94,006
Add: Average unrealized (gains) losses on AFS securities transferred to HTM	184,136	221,114	334,183
Total tangible common equity after adding back of impact of unrealized (gains) losses on AFS securities, including those transferred to HTM	$6,546,805	$6,437,219	$6,352,780
ROTCE	17.02%	15.46%	13.26%
        [1]  Average balances exclude certain unrealized gains or losses on debt securities available-for-sale.

CONTACTS:
Popular, Inc.
Investor Relations:
Paul J. Cardillo, 212-417-6721
Senior Vice President and Investor Relations Officer
pcardillo@popular.com
or
Media Relations:
MC González Noguera, 917-804-5253
Executive Vice President and Chief Communications & Public Affairs Officer
mc.gonzalez@popular.com